UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 2, 2008

Spherix Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive #503, Bethesda, MD		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations.

Item 1.01.               Entry into a Material Definitive Agreement.

                On July 2, 2008, Gilbert V. Levin (“Gilbert Levin”), M. Karen Levin (“Karen Levin”) and Spherix Incorporated (the “Company”) entered into a letter agreement confirming and clarifying certain matters regarding the retirements of Gilbert Levin and Karen Levin.  A copy of the letter agreement is attached hereto as Exhibit 10.1.

Section 5 — Corporate Governance and Management.

Item 5.02.                                              Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensation Arrangements of Certain Officers.

                On July 2, 2008, Gilbert Levin, Director of Science and Technology of the Company announced that he would retire from the Company effective August 14, 2008.  Gilbert Levin will remain a member of the Board of Directors of the Company.

Section 9 — Financial Statements and Exhibits.

Item 9.01.               Exhibit 10.1- Letter Agreement dated June 24, 2008, and fully executed on July 2, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Claire L. Kruger
Claire L. Kruger
CEO

Date:	July 8, 2008